Salomon Brothers Mortgage Securities VII, Inc.  Mortgage Pass-Through
Certificates, Series 2002-UST1
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2002
Class   Interest            Principal Paid Realized     Ending Balance
        Distribution                       Losses
A1      5,666,622.16        74,870,452.53  0.00         74,354,208.47
A2      1,480,718.80        18,731,004.91  0.00         19,742,924.09
B1      103,547.53          55,110.21      0.00         2,361,770.79
B2      49,702.80           26,452.90      0.00         1,133,650.10
B3      24,851.37           13,226.43      0.00         566,824.57
B4      20,709.51           11,022.04      0.00         472,353.96
B5      12,425.66           6,613.21       0.00         283,411.79
B6      16,567.50           8,817.60       0.00         377,881.00
IO      406,722.99          0.00           0.00         99,527,907.22
PO      0.00                99,740.18      0.00         234,882.45
R       0.00                0.00           0.00         0.00